UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 17, 2017

Peregrine Industries Inc.

(Exact Name of Registrant As Specified In Its Charter)

Commission File No.: 0-27511

Florida	65-0611007
(State of Incorporation)	(I.R.S. Employer Identification No.)

3854-3860 Schiff Dr., Las Vegas, NV	89103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (702) 972-8936

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on August 17, 2017, the Board of Directors of Peregrine Industries, Inc. (the "Registrant") appointed Dong Hai Shi, John C. Hanson, and Ronaldo Panida to the Registrant's Board of Directors.

Additionally, the following executive officers were appointed by the Board of Directors effective August 17, 2017:

Miaohong Hanson – President and Chief Executive Officer;

Dong Hai Shi – Executive Vice President;

John C. Hanson – Vice President – Finance;

Lili Fan – Secretary/Treasurer;

Ronaldo Panida – Director

Miaohong Hanson, President, CEO and Director. Ms. Miaohong Hanson, age 53，has served as President and CEO of Mace Corporation from December 2015 to present. She was Vice President and CFO of J.C. Hanson & Associates from 2006 to 2015. Ms. Hanson was previously Vice President, Sales of Jiangxi Techmed Inkjet Co. Ltd, from 1998 to 2005 and was responsible for management of the sales team for the South China Region. She has studied Business Accounting at Arizona Western College and Business at Zhejiang University. Ms. Hanson is Executive Vice Chairperson of the Zhejiang Chamber of Commerce of America and Vice Chairperson of the Zhejiang Association of Las Vegas. In addition, she is Vice Secretary General and Director of the U.S. branch office of the Inner Mongolia branch of the World Chinese Entrepreneur Association. Ms. Hanson speaks fluent Chinese and English. Ms. Hanson was selected for the Board of Directors because of her general business experience and knowledge of the Chinese market.

Dong Hai Shi, Executive Vice President and Director. Dong Hai Shi, age 52, has served as Executive V.P. of Mace Corporation from December 2015 to present. He also is the founder and chairman Hong Kong WeChat Business E-Commerce Ltd and USA WeChat Business E-Commerce, Inc. He was founder and chairman of Shang Hai Hai Tong Architectural Ltd., Shang Hai Ao Tong Property Management Inc., and Shang Hai Si Tong Construction Ltd. He was the president of his own construction company in Shang Hai from 2005 to 2009. He speaks fluent Chinese and some English. Mr. Shi was selected for the Board of Directors because of his general business experience, knowledge and contacts in China.

John C. Hanson, Vice President – Finance and Director. John C. Hanson, age 71 ，is presently on the Board of Directors and has served as the Vice President of Finance, of the Mace Corporation from December, 2015 to present. He was the Owner/President of J.C. Hanson & Associates,Inc. from 1988 thru 2014. Prior to 1988 John held the position as Midwest Area Service Manager for the Trailways Bus Line System with 135 personnel under his management. Mr. Hanson attended McHenry County College in Illinois from 1969/1971. Mr. Hanson was selected as a Director because of his general business experience in the United States of America.

Lili Fan, Secretary/Treasurer. Lili Fan, age 28, has served as Executive assistant/Office Manager of Mace Corporation from April 2016 to present. She was International Sales Manager/Raw Materials Purchaser of Zhe Jiang Wei Hao Inkjet Technology Co.; Ltd from 2014 to 2016.  Ms. Fan was previously Manager of Customer service and Human resources of Wuzhounet.Inc, from 2013 to 2014. She graduated with a Bachelor of Science degree in Business Administration, from W. P. Carey School of Business of Arizona States University. She also earned an associate degree of Business from Arizona Western College.

Ronaldo Panida, Director. Ronaldo Panida, age 55, is presently employed by Wal-Mart Vision Center as a Vision Center Manager. He was previously a District Manager for the Optical Division in Reno, NV, Hawaii and Alaska. Duties were, Operations, Budgeting and Compliance. He attended Leeward College of University of Hawaii major in Liberal Arts. Attended Kenway School of Accounting and received a Diploma as a Fullcharge Accountant in Hawaii. Mr. Panida later became an Optical Technician in Hawaii and received a Refracting Optician Diploma. Mr. Panida is currently a Licensed Optician in both the state of Nevada and the state of Hawaii. He is Certified in both American Board of Optician and National Contact Lens Certified. Mr. Panida was selected as a director because of his business experience in a retail environment.

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Family Relationships

Miaohong Hanson and Lili Fan, Mother and Daughter .

Understandings

There are no understandings between the Company and any of the officers and directors.

Involvement in Certain Legal Proceedings:

None of our executive officers, control persons and director has been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive  officer:

1.  A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.  Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.  The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities; associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

i)  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an

ii)  Engaging in any type of business practice; or

iii)  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.  The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or  vacated;

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7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)  Any Federal or State securities or commodities law or regulation; or

ii)  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a) (29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peregrine Industries, Inc.

By: /s/ Miaohong Hanson
Name: Miaohong Hanson
Title: Chief Executive Officer

Date: August 17, 2017

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